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                                    FORM 8-K
                                 CURRENT REPORT




                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




        Date of Report (Date of earliest event reported):  April 2, 1997




                         RELIANCE STEEL & ALUMINUM CO.
             (Exact name of registrant as specified in its charter)




               California                             001-13122                          95-1142616
   ----------------------------------          ----------------------             ------------------------
    (State or other jurisdiction of                  (Commission                      (I.R.S. Employer
     incorporation or organization)                 File Number)                    Identification No.)




                             2550 East 25th Street
                         Los Angeles, California  90058
                  --------------------------------------------
                    (Address of principal executive offices)




                                 (213) 582-2272
                  --------------------------------------------
                               (Telephone number)




                                       N/A
      -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.

         On April 2, 1997, the Registrant acquired 100% of the outstanding common stock (the "Shares") of AMI Metals, Inc., a Tennessee corporation ("AMI"), which is engaged in the business of processing and distributing certain heat treatable aluminum products and certain specialty stainless and alloy steel products used in aerospace applications. AMI has facilities in Brentwood, Tennessee; Fontana, California; Wichita, Kansas; Swedesboro, New Jersey; Fort Worth, Texas; and Kent, Washington. Revenues of AMI for the fiscal year ended February 28, 1997 were approximately $77 million. The Registrant paid $38.5 million in cash for the Shares and certain covenants not to compete, a portion of which will be retained in escrow for a period of time. The Registrant drew the $38.5 million from its revolving line of credit with Bank of America N.T. & S.A. The Shares were acquired from Nashville Steel Corporation, Robin L. Koop, Kenneth J. Koop and Koop Enterprises, L.P. The purchase price was determined by negotiation with the sellers. AMI will continue to engage in the same business at the same locations as a wholly-owned subsidiary of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. Because AMI does not meet the "significant subsidiary" tests, no financial statements of AMI are required.

         (b)     Exhibits.        None





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RELIANCE STEEL & ALUMINUM CO.



Dated:  April 10, 1997                  By:
                                            ________________________________
                                            Steven S. Weis
                                            Chief Financial Officer





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